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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       April 30, 1999



                                Mobile Mini, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-12804                  86-0748362
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      (State or other              (Commission               (IRS Employer
       jurisdiction                File Number)           Identification No.)
     of incorporation)


                 1834 West 3rd Street
                    Tempe, Arizona                               85281
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code          (602) 894-6311
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         (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      ACQUISITION OF NATIONAL SECURITY CONTAINER'S ASSETS.

      On April 30, 1999, Mobile Mini, Inc. ("we" or "us") acquired substantially all of the assets of National Security Containers, L.L.C. ("NSC"), a privately held portable storage container leasing company, in an arm's length transaction consummated pursuant to the terms of an Asset Purchase Agreement, dated April 3, 1999 by and among us, NSC and Alfred R. Ghelfi.

      In this transaction, we acquired substantially all of NSC's assets, including all of NSC's portable storage units, existing portable storage unit leases, NSC's patented container locking system, and most of NSC's other assets related to its portable storage leasing business from its nine branches in Phoenix, Tucson, Dallas, San Antonio, Houston, Memphis, New Orleans, Denver and Colorado Springs. We already have branches in six of those nine cities, and over time, we plan to integrate the acquired NSC operations with our existing operations in those cities. Through this acquisition, we have entered three new markets: Colorado Springs, Memphis and New Orleans.

      We subsequently will file financial statements of NSC and pro forma financial information giving effect to this acquisition within the time frame specified by the Securities and Exchange Commission.

      At the closing of this acquisition, we paid NSC $17.5 million in cash from a draw on our credit facility and issued 640,000 shares of our redeemable Series B Convertible Preferred Stock (which shares had an aggregate mutually agreed value of $8 million, or $12.50 per share). Set forth below is a description of the terms, rights and preferences of the Series B Convertible Preferred Stock.

      SERIES B CONVERTIBLE PREFERRED STOCK

      Dividends. Dividends on the Series B Convertible Preferred Stock will accrue at the rate of 5% per year until October 30, 1999 and at a rate of 12% per year thereafter. Dividends are payable quarterly in cash out of funds legally available for use in the payment of dividends. If we fail to redeem the shares of Series B Convertible Preferred Stock when required, or if we fail four times to pay dividends on a quarterly payment date, dividends begin to accrue at a rate of 18% per year.

      Conversion. After April 30, 2000, if not redeemed earlier, each share of Series B Convertible Preferred Stock will become convertible into one share of our common stock (subject to certain adjustments), at the option of the owner of the share. Assuming no adjustments are made to the $12.50 per share initial conversion price, the shares of Series B Convertible Preferred Stock will be convertible into an aggregate of 640,000 shares of common stock.

      Redemption. We may redeem all or any of the shares of Series B Convertible Preferred Stock at any time. On April 30, 2001, we are required to redeem all outstanding shares of Series B Convertible Preferred Stock. Also, if there is a change in control of Mobile Mini, Inc., we are required to redeem all of the Series B Convertible Preferred Stock. In addition, if after issuing the Series B Convertible Preferred Stock, we complete an offering of our equity securities or subordinated debt securities, up to one-half of the net proceeds of each offering must be used to redeem shares of Series B Convertible Preferred Stock. The redemption price per share of the Series B Convertible Preferred Stock is $12.50, plus all accrued and unpaid dividends on that


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share. We intend to use a portion of the proceeds of our currently pending public offering of our Common Stock to redeem all of the issued shares of Series B Convertible Preferred Stock.

      Liquidation Preference. Upon our liquidation, dissolution or winding-up, each share of Series B Convertible Preferred Stock will be entitled to receive $12.50 plus all accrued but unpaid dividends on that share, before any distribution can be made on our common stock. After receiving that liquidation preference payment, the Series B Convertible Preferred Stock are not entitled to further participate in liquidation distributions. However, if at the time we liquidate, dissolve or wind-up, we also have failed to redeem the shares of Series B Convertible Preferred Stock when required, or if we failed four times to pay dividends on a quarterly payment date, after receiving the liquidation preference payment, the shares of Series B Convertible Preferred Stock are entitled to participate in distributions made on the common stock, based upon the number of shares of common stock then issuable upon conversion of a share of Series B Convertible Preferred Stock.

      Voting Rights. Initially, the Series B Convertible Preferred Stock will not be entitled to vote, except as provided by Delaware law. However, if we fail to redeem the shares of Series B Convertible Preferred Stock when required, or if we fail four times to pay dividends on a quarterly payment date, the Series B Convertible Preferred Stock will be entitled to vote with the holders of common stock as a single class, with each share of Series B Convertible Preferred Stock having that number of votes equal to the number of shares of common stock into which it is convertible.

      Registration Rights. We granted NSC rights to demand registration of the shares of common stock issuable upon conversion of the shares of Series B Convertible Preferred Stock and rights to include those shares of common stock in other registrations effected by us. These rights will be generally transferable.

                                    EXHIBITS

EXHIBIT NO.

    3.1 Certificate of Designation, Preferences and Rights of the Series of Preferred Stock of Mobile Mini, Inc. to be Designated Series B Convertible Preferred Stock.

   10.1 Asset Purchase Agreement, dated April 3, 1999, by and among Mobile Mini, Inc., National Security Containers, L.L.C and Alfred R. Ghelfi [Incorporated by reference to Exhibit 10.1 of Mobile Mini, Inc.'s Current Report on Form 8-K, dated April 1, 1999]


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MOBILE MINI, INC., a Delaware corporation




Date May 4, 1999                    By   /s/ Steven G. Bunger
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                                       Steven G. Bunger, President



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                                 EXHIBIT INDEX

EXHIBIT NO.

    3.1 Certificate of Designation, Preferences and Rights of the Series of Preferred Stock of Mobile Mini, Inc. to be Designated Series B Convertible Preferred Stock.


   10.1 Asset Purchase Agreement, dated April 3, 1999, by and among Mobile Mini, Inc., National Security Containers, L.L.C and Alfred R. Ghelfi [Incorporated by reference to Exhibit 10.1 of Mobile Mini, Inc.'s Current Report on Form 8-K, dated April 1, 1999]